Exhibit 10.15

FORM OF

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of July 31, 2015 by and among GEMPHIRE THERAPEUTICS INC., a Delaware corporation, whose address is 43334 Seven Mile Road, Suite 1000, Northville, Michigan 48167 (the “Company”), and each of the persons and entities listed on EXHIBIT A attached hereto, as it may be amended as hereinafter provided (each a “Purchaser” and, collectively, the “Purchasers”).

BACKGROUND

The Purchasers desire to lend to the Company, and the Company desires to borrow from the Purchasers, up to $2,000,000 (or such higher amount as the Board of Directors of the Company shall determine, the “Total Amount”) in the manner and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and covenants hereinafter set forth, the Company and the Purchasers agree as follows:

ARTICLE 1

PURCHASE AND SALE OF NOTES

1.1                               PURCHASE AND SALE. The Company agrees to sell, and each of the Purchasers agrees to purchase, the Company’s Convertible Subordinated Promissory Notes (each, without distinction, a “Note” and, collectively, the “Notes”) in the original principal amounts for each Purchaser appearing beside such Purchaser’s name on EXHIBIT A attached hereto (for each Purchaser, the “Principal Amount”). The obligations of the Purchasers hereunder to purchase the Notes are several and not joint. Each Note shall be substantially in the form attached hereto as EXHIBIT B and will be convertible, on the terms and conditions set forth in such Note, into shares of the Company’s stock, upon the closing of the Company’s next stock financing resulting in gross proceeds of not less than $5,000,000 (the “Qualified Financing”). The shares issued upon conversion of the Notes shall be the same type and series of stock and have the rights, preferences and privileges to be established upon issuance of the stock in the Qualified Financing (the “Qualified Financing Shares”). To the extent that purchasers of the Qualified Financing Shares shall have any contractual rights, preferences and privileges, the Company shall cause such rights to inure to the benefit of the Purchasers upon issuance of the Qualified Financing Shares. Each Note shall bear interest at a per annum rate of 8.0%, compounded annually.

1.2                               CLOSING.

(a)                                        The closing of the sale and purchase of the Notes shall occur in one or more closings (collectively, the “Closings” and each, without distinction, a “Closing”). Each Closing shall be held at the Company’s offices, or at such other time and place upon which the Company and the Purchasers purchasing Notes at such Closing shall agree.

(b)                                        The first such Closing (the “First Closing”) shall take place on July 31, 2015.  The Notes issued in the First Closing shall be issued to the Purchasers in the principal amount shown for each Purchaser with respect to the First Closing on EXHIBIT A attached hereto (the “Schedule of Purchasers”).

(c)                                         For a period of ninety (90) days following the First Closing, provided that the Company’s Board of Directors has authorized the Company to hold additional Closings, to the extent that (i) Purchasers already party to this Agreement (at the time determined, the “Existing Purchasers”), and/or (ii) additional Purchasers (the “Additional Purchasers”), which Additional Purchasers and/or Existing Purchasers agree by execution of a counterpart of this Agreement to purchase Notes, up to a balance of the Total Amount, the Company may hold additional Closings with respect to the purchase of such Notes (each a “Subsequent Closing”); provided, however, that the aggregate purchase price of Notes issued at the First Closing and all of the Subsequent Closings may not exceed the Total Amount unless otherwise approved by the Board of Directors of the Company. There shall be no conditions precedent to a Subsequent Closing. In connection with such execution, the Company shall amend the Schedule of Purchasers to reflect any additional purchase by Existing Purchasers and to add any Additional Purchasers. The terms of the transactions consummated at each Subsequent Closing shall be identical to the terms consummated at the First Closing, excepting the date of issuance of the Notes shall be the date of such Subsequent Closing. The Notes issued in each Subsequent Closing shall be issued to the Purchasers in the principal amount shown for each Purchaser with respect to such Subsequent Closing on the amended Schedule of Purchasers.

1.3                               DELIVERY OF NOTES. At each Closing, the Company will deliver to each Purchaser executed Notes in the amounts determined for each pursuant to this Article 1. The Purchasers shall deliver to the Company the Principal Amount of each purchased Note by check or by wire transfer to an account designated by the Company.

1.4                               PREMIUM CONVERSION UPON THE QUALIFIED FINANCING. Upon the occurrence of the Qualified Financing, (a) One Hundred and Fifteen Percent (115%) of the outstanding principal balance of, plus (b) the accrued but unpaid interest on, this Note (collectively, the “Note Value”) shall automatically convert into that number of fully paid and non-assessable Qualified Financing Shares determined by dividing the Note Value by the per share price at which the Qualified Financing Shares are sold in the Qualified Financing, rounded to the nearest whole share (the “Conversion Price”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Purchasers that as of the First Closing:

(a)                                        Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                        Corporate Power. The Company has the requisite corporate power to: (i) own and operate its properties and assets; (ii) carry on its business as presently conducted and as proposed to be conducted; and (iii) execute and deliver this Agreement and issue the Notes

(together with any shares of capital stock that may be issued upon the conversion or exercise thereof, the “Securities”).

(c)                                         Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, for the performance of the Company’s obligations hereunder, and for the authorization of the Notes has been taken or will be taken prior to the applicable Closing. This Agreement and the Notes, when executed and delivered, will constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principals of equity.

(d)                                        Validity of Notes. The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any liens or encumbrances; provided, however, that the Securities are subject to certain restrictions on transfer as provided therein and under state and/or federal securities laws. Based in part upon the representations of the Purchasers in this Agreement, the offer, sale and issuance of the Securities will be issued in compliance with all applicable federal and state securities laws.

(e)                                         Litigation. There is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its properties or assets or that questions the validity of this Agreement, or any action taken or to be taken in connection herewith, or could reasonably be expected to have a material adverse effect on the Company.

(f)                                          Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except the qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) under other applicable state securities laws for the offer and sale of the Notes, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly after completion of the Closing.

(g)                                        No Conflict. Neither the execution and delivery of this Agreement, the Notes, nor the completion of the transactions contemplated hereby or thereby, will contravene or violate: (i) any provision of the certificate of incorporation or the bylaws of the Company; (ii) any agreement or commitment to which the Company is a party; or (iii) any law or order of any court or governmental agency applicable to the Company.

(h)                                        No Bad Actors. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, or any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Securities Act Rule 506(d)(1) subsections (i) through (viii)

(each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event and the Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) promulgated under the Securities Act in respect thereto.

2.2                               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

(a)                                        Investment Purpose. The Securities are being purchased for such Purchaser’s own account or as a fiduciary for a fiduciary account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof. Such Purchaser further understands that the Securities will bear the following legend and agrees to hold such Purchaser’s Notes subject thereto:

THIS [NOTE] AND ANY SHARES OF CAPITAL STOCK THAT MAY BE ISSUED UPON THE [CONVERSION] [EXERCISE] OF THIS [NOTE] HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS [NOTE] NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY).

(b)                                        Accredited Investor Status. Such Purchaser is an “Accredited Investor”, as such term is defined in Regulation D promulgated under the Securities Act.

(c)                                         Due Inquiry. Such Purchaser has been provided the opportunity to ask questions of and receive answers from one or more officers of the Company concerning the terms and conditions of this transaction and to obtain information concerning the Company, and is familiar with the operations and affairs of the Company.

(d)                                        Investment Experience. Such Purchaser has: (i) such knowledge and experience in financial and business matters that such Purchaser is capable of independently evaluating the risks and merits of purchasing the Notes; (ii) independently evaluated the risks and merits of purchasing the Notes and has independently determined that the Notes are a suitable investment for such Purchaser; and (iii) sufficient financial resources to bear the loss of such Purchaser’s entire investment in the Notes.

(e)                                         No General Solicitation. Such Purchaser has not made a decision to invest in the Notes in response to any form of general solicitation or advertising, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio; or (ii) any seminar or meeting.

(f)                                          Restricted Securities. Such Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions as set forth in Rule 144.

(g)                                        No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company (including the Securities) and that it is unlikely that a public market will ever exist for the Securities.

(h)                                        Not a Bad Actor. No Purchaser, and no Affiliate (as defined below) of any Purchaser that could stand as beneficial owner of the Securities purchased hereunder, is subject to any of the “Bad Actor” disqualifications described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

ARTICLE 3

COVENANTS OF THE PURCHASERS

3.1                               RIGHT OF FIRST OFFER. In the event that a Purchaser shall elect to sell all or any portion of a Note purchased by such Purchaser to any person or entity other than an Affiliate (as hereinafter defined), such Purchaser shall first give written notice thereof to the Company, which notice shall set forth the original principal amount of such Note to be sold and the sales price. For a period of fifteen (15) days after receipt of such notice, the Company shall have the right to purchase all or any portion of such Note at the so specified sales price, exercisable by giving written notice thereof to such Purchaser within such fifteen (15) day period. In the event the Company fails to timely exercise such right, such Purchaser may, subject to Section 3.3 hereof, offer and sell such Note at the same or a higher price for a period of ninety (90) days after expiration of such fifteen (15) day time period. After expiration of such ninety (90) day period, such Purchaser shall not re-offer any of such Note without first allowing the Company to exercise the right herein granted.

3.2                               RIGHT OF FIRST REFUSAL. In the event that any Purchaser shall receive and accept a bona fide offer (each an “Offer”) from any person or entity (other than an Affiliate (as hereinafter defined) or another original holder of Notes) to purchase all or any portion of the Notes of such Purchaser, such Purchaser shall give written notice thereof to the Company, which notice shall be accompanied by a copy of such offer or a detailed description of the terms thereof (each an “Offer Notice”). For a period of fifteen (15) days after receipt of the Offer Notice, the Company may elect to purchase the Notes subject to the Offer on the same terms as are described in the Offer Notice by giving notice of such election to such Purchaser within such fifteen (15) day period. In the event the Company fails to timely exercise such right, the Purchaser may offer and sell such Securities to the party delivering the Offer and on the Offer Terms.

For purposes of this Agreement, the term “Affiliate” shall mean: (a) for purposes of any Purchaser that is an individual, (i) the ancestors, descendants, spouse or private, tax-exempt foundation of such Purchaser, (ii) a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of such Purchaser and/or such private foundation, ancestors, descendants or spouse; (b) for purposes of any Purchaser that is not an individual, (i) any person controlled by, or under the control of, the Purchaser, or (ii) any member, stockholder, partner or other equity holder of such Purchaser that is an “accredited investor”, as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

3.3                               INJUNCTIVE RELIEF. Each Purchaser acknowledges and agrees that any breach of the covenants contained in this Article 3 shall constitute a material breach of this Agreement and that damages would be an inadequate remedy in the event of such breach. Accordingly, such Purchaser agrees that the Company shall be entitled to the remedy of specific performance in the event of any such breach and hereby consents to, and waives any right to contest, the imposition of any injunction by a court of competent jurisdiction requested by the Company to enforce specific performance of such covenants. Each Purchaser further agrees that should such Purchaser breach any of such covenant and force the Company to obtain an injunction to specifically enforce such covenant, such Purchaser shall reimburse the Company for all costs incurred by the Company in obtaining such injunction, including, without limitation, court costs and reasonable attorneys’ fees and disbursements, all promptly upon receipt of an invoice thereof.

3.4                               TERMINATION OF RIGHTS. The obligations of the Purchasers, and the rights of the Company, under this Article shall terminate upon the effective date of a registration statement for a firmly underwritten initial public offering of the Company’s capital stock under the Securities Act.

ARTICLE 4

MISCELLANEOUS

4.1                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the Company and the Purchasers contained herein or made pursuant to this Agreement shall survive the execution and delivery hereof and the Notes.

4.2                               EXPENSES. Except as set forth in Section 4.3, the Company and the Purchasers shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

4.3                               ATTORNEYS’ FEES. In the event that any suit or action is instituted to enforce any provision of this Agreement or the Notes (collectively, the “Related Instruments”), the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.4                               BROKER’S FEES. Except in the case of a Qualified Financing in which case the Company may be obligated to pay a fee to the investment banks working on the Qualified Financing, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section being untrue.

4.5                               REPRESENTATION BY COUNSEL; CONSTRUCTION OF AGREEMENTS. Each party hereto acknowledges and agrees that it has been represented by independent counsel of its own choice in connection with the preparation and negotiation of the Related Instruments and in connection with the transactions contemplated hereby. The Related Instruments shall be construed as though all of the parties participated equally in the drafting of the same, and any rule of construction setting forth that an agreement shall be construed against the drafter thereof shall not be applicable to the Related Instruments.

4.6                               CAPTIONS. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7                               ENTIRE AGREEMENT. This Agreement, together with the Notes and the terms thereof, constitutes the entire agreement of the parties with respect to its subject matter of this Agreement.

4.8                               AMENDMENT AND WAIVER. This Agreement and the Related Instruments may be amended only with the written consent of the Company and the holders of a majority of the aggregate Principal Amount of the Notes. The conditions or observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written instrument and with respect to conditions or performance obligations benefiting the Company, by the Company, and with respect to conditions or performance obligations benefiting the Purchasers, only with the consent of the holders of a majority of the Principal Amount of the Notes.

4.9                               BINDING EFFECT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.10                        GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its principles of conflicts of laws.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Michigan and any United States District Court in the State of Michigan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

4.11                        NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 43334 Seven Mile Rd, Suite 1000, Northville, Michigan 48167, Phone: (734) 277-6577; Fax: (734) 864-5765 and to the Purchasers at the address as set forth for each on EXHIBIT A attached hereto or at such other address as the Company or any Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

4.12                        COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

4.13                        FACSIMILE SIGNATURE. This Agreement may be executed by facsimile or electronic signature.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed, all as of the date first above written.

PURCHASER:	THE COMPANY:

GEMPHIRE THERAPEUTICS INC.

By:	By:
NAME:	Name: Mina Sooch
TITLE:	Title: President & CEO

AMOUNT:

ADDRESS:

EMAIL:

PHONE:

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

EXHIBIT B

FORM OF NOTE

THIS NOTE AND ANY SECURITIES THAT MAY BE ISSUED UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE OR SUCH SECURITIES, NOR ANY PORTION HEREOF OR INTEREST THEREIN, MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE ISSUER SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE ISSUER (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER).

GEMPHIRE THERAPEUTICS INC.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

U.S. $[APPLICABLE PRINCIPAL AMOUNT]	, 201

FOR VALUE RECEIVED, GEMPHIRE THEREAPEUATICS INC., a Delaware corporation (the “Company”), hereby promises to pay [NAME OF PURCHASER], whose address is [ADDRESS OF PURCHASER] (the “Purchaser”; together with any permitted successor holder hereof, the “Holder”), the principal sum of U.S. $[APPLICABLE PRINCIPAL AMOUNT], together with interest thereon, accruing from the date hereof at a per annum rate of 8.0%, compounded annually. The outstanding principal of, and accrued interest on, this Note shall, subject to Section 2 below, be payable on demand at any time as of the first to occur of any of the following events (each a “Payoff Event”): (a) July 31, 2016; (b) the Company sells all or substantially all of its assets or stock, or merges, consolidates or consummates any other business combination transaction resulting in the holders of capital stock of the Company immediately before such transaction holding less than 50% of the capital stock of the surviving entity in such transaction (a “Change in Control”); (c) the Company completes a firmly underwritten public offering of the Company’s common stock (an “IPO”) pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended (the “Securities Act”) (and not subsequently withdrawn) covering the offer and sale of common stock for the account of the Company; or (d) the closing of the Company’s next stock financing, resulting in gross proceeds of not less than $5,000,000 (the “Qualified Financing”); provided, however, that in the event of the Qualified Financing, the outstanding principal amount of, and accrued but unpaid interest on, this Note shall be payable only in the form of conversion of this Note into that number and type of shares issued in the Qualified Financing determined pursuant to Section 2 below.

If paid in cash, the Company shall pay this Note in lawful money of the United States at the address of the Purchaser or at such other address of which the Holder shall have notified the Company in writing.

For purposes of this Note, the term “Affiliate” shall mean: (a) for purposes of any Holder that is an individual, (i) the ancestors, descendants, spouse or private, tax-exempt foundation of such Holder, (ii) a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of such Holder and/or such private foundation, ancestors, descendants or spouse; (b) for purposes of any Holder that is not an individual, (i) any person controlled by, or under the control of, the Holder, or (ii) any member, stockholder, partner or other equity holder of such Holder that is an “accredited investor”, as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

This Note is issued pursuant to the terms of that certain Note Purchase Agreement, dated as of July 31, 2015 (the “Note Purchase Agreement”), among the Company and, among others, the Holder and is entitled to the benefit thereof.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.

The following is a statement of the rights of the Holder under this Note and the conditions to which this Note is subject, to which the Holder, by acceptance of this Note, agrees:

1.                                      OPTIONAL PREPAYMENT. The Company may not prepay this Note at any time prior to the occurrence of a Payoff Event; provided, however, that the Company may prepay this Note, in whole or in part, at any time after a Payoff Event, without premium or penalty. Any such prepayment shall be first applied to accrued but unpaid interest and then to principal.

2.                                      CONVERSION.

(a)                                        Premium Conversion to Shares. Upon the occurrence of the Qualified Financing, (i) One Hundred and Fifteen Percent (115%) of the outstanding principal balance of, plus (ii) the accrued but unpaid interest on, this Note (collectively, the “Note Value”) shall automatically convert into that number of fully paid and non-assessable shares issued in the Qualified Financing determined by dividing the Note Value by the per share price such shares are issued in the Qualified Financing (the “Conversion Price”), rounded to the nearest whole share.

(b)                                        Conversion upon Change in Control or IPO. If at any time prior to the Qualified Financing, the Board of Directors approves a transaction that involves a Change in Control or an IPO, the Company shall give the Holder prompt notice thereof, which notice shall set forth the basic nature and terms of such transaction (a “Transaction Notice”). At any time during the ten (10) day period after the date of a Transaction Notice, the holders of a majority of the outstanding principal amount of the Notes (a “Majority-in-Interest”) will demand payment of the entire amount of outstanding principal and accrued interest on this Note and all of the Notes. The Holder acknowledges and agrees to be bound by the action taken by a Majority-in- Interest as contemplated by this Section 2(b). Notwithstanding the foregoing, if a transaction leading to a Change in Control occurs then the holder will be entitled to receive, in addition to

Holder’s principal and accrued interest, an additional payment equal to one times (1x) the principal originally loaned by the Holder (e.g., $100,000.00 in principal would receive in total the Holder’s $100,000.00 principal plus accrued interest and an additional $100,000.00).

(c)                                         In the event a Qualified Financing, Change in Control or IPO has not occurred by July 31, 2016, the Company and the Holder will negotiate in good faith the conversion of this Note into a new round of stock.

(d)                                        For purposes of this Note, the shares issuable upon conversion hereof are referred to as the “Conversion Shares.”

3.                                      MECHANICS OF CONVERSION. Upon conversion of this Note as provided in Section 2 above, the Company shall promptly issue the Holder a certificate in the Holder’s name for the number of Conversion Shares to which the Holder is entitled by reason of such conversion, rounded to the nearest whole share. Upon issuance of such certificate this Note shall be deemed cancelled and fully paid with no need for surrender hereof.

4.                                      RESERVATION OF CONVERSION SHARES. The Company will at all times reserve and keep available, solely for issuance or delivery upon the conversion of this Note, the Conversion Shares (and the shares of common stock of the Company into which the Conversion Shares may be converted) receivable upon the conversion of this Note, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

5.                                      FULLY PAID STOCK; TAXES. The Company agrees that the securities represented by each and every certificate for Conversion Shares delivered on the conversion of this Note shall, at the time of such delivery, be validly issued and outstanding, fully paid and non- assessable. The Company further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issuance of this Note and/or any Conversion Shares or certificates therefor.

6.                                      LIMITED TRANSFERABILITY. Neither this Note nor the Conversion Shares have been registered under the Securities Act and may be transferred only pursuant to an effective registration thereunder or an exemption from the registration requirements of the Securities Act, and otherwise in compliance with applicable state securities laws. This Note may not be transferred if such transfer would require any registration or qualification under, or cause the loss of exemption from registration or qualification under, the Securities Act or any applicable state securities law with respect to this Note or the Conversion Shares.  This Note and any Conversion Shares shall bear an appropriate legend with respect to such restrictions on transfer.  This Note is transferable only upon the books that the Company shall cause to be maintained for such purpose. Any assignment or transfer may be made by surrendering this Note to the Company together with an assignment properly executed by the assignor or transferor. Upon such surrender the Company will execute and deliver, in the case of an assignment or transfer in whole, a new note in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new note in the name of the assignee or transferee named in such instrument of assignment or transfer and a new note in the name of the assignor or transferor covering the portion of this Note not assigned or transferred to the assignee or transferee. The Holder may not assign or transfer this Note to any person or entity (other than an Affiliate) without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. This Note and the Conversion Shares are also subject to the restrictions on transfer set forth in Article 3 of the Note Purchase Agreement.

7.                                      REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity in form and amount reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Note, if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new note of like date, tenor and denomination.

8.                                      HOLDER NOT A STOCKHOLDER. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof into Conversion Shares.

9.                                      EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each an “Event of Default”), the Company shall be in default hereunder, and the Holder may immediately accelerate payment of the unpaid principal of this Note, together with all accrued and unpaid interest, upon written notice to the Company:

(a)                                        The Company fails to pay the principal of, and interest on, this Note when due, and such payment shall not have been made within five (5) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay.

(b)                                        The Company is the debtor in a bankruptcy, receivership, “Chapter 11” or other insolvency proceeding, is generally unable to pay its debts when due, or makes an assignment for the benefit of creditors.

(c)                                         The Company violates in any material respect any other covenant, agreement or condition contained in this Note or in the Note Purchase Agreement or any document executed pursuant thereto, which violation has not been cured within thirty (30) days after its receipt of written notice of any such default.

(d)                                        The Company is liquidated, dissolved or ceases to operate its business.

Upon the occurrence of an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default, the Company shall immediately give notice thereof to the Holder, specifying the nature of the Event of Default. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount hereof shall bear interest at the rate of 12% per annum.

10.                               EXERCISE OF REMEDIES. By acceptance hereof, the Holder acknowledges and agrees that this Note is one of a series of Convertible Subordinated Promissory Notes of similar tenor issued by the Company and that upon the occurrence and during the continuance of any Event of Default, the holders of a Majority in Interest shall have the right to act on behalf of the holders of all such Notes in exercising and enforcing all rights and remedies available to all of such holders under this Note, including, without limitation, foreclosure of any judgment lien on any assets of the Company. By acceptance hereof, the Holder agrees not to independently exercise any such right or remedy without the consent of the holders of a Majority in Interest.

11.                               SUBORDINATION.

(a)                                        To the extent hereinafter provided, this Note is expressly subordinated in right of payment to the prior payment in full of Senior Indebtedness (as hereinafter defined) of the Company, unless the instrument creating or evidencing any Senior Indebtedness provides that such Senior Indebtedness is pari passu or subordinated in right of payment to this Note. For purposes hereof, “Senior Indebtedness” shall be defined as the principal of (and premium, if any) and interest on and fees and other amounts payable with respect to all debt or obligations of the Company to any regulated financial institution for borrowed money and other credit now existing or hereafter arising.

(b)                                        The Holder, for itself and its successors and assigns, expressly for the benefit of the present and future holders of Senior Indebtedness, by accepting this Note, agrees to and shall be bound by the subordination provisions of this Section.

(c)                                         Notwithstanding anything contained herein to the contrary, so long as any Senior Indebtedness is outstanding, the Holder shall have no right to accelerate this Note or take any other action under such Section until one-hundred and eighty (180) days after the Holder shall have given the Company notice of the occurrence of an Event of Default. No payment on account of the principal of this Note shall be made, and the Holder shall not be entitled to receive any such payment unless and until full payment of all amounts currently due on Senior Indebtedness has been made or duly provided for in money or money’s worth. No payment on account of the principal of this Note shall be made, and the Holder shall not be entitled to receive any such payment, if, at the time of such payment or application or immediately after giving effect thereto: (i) there shall exist under any Senior Indebtedness or any agreement pursuant to which any such Senior Indebtedness is issued, any default or any condition, event or act, which with notice or lapse of time, or both, would constitute a default; or (ii) such payment would itself constitute a default or an event of default under any Senior Indebtedness or any agreement pursuant to which any such Senior Indebtedness is issued, unless and until such default or event of default shall have been cured or waived or cease to exist.

(d)                                        In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether or not involving insolvency or bankruptcy, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium, if any, and interest on all Senior Indebtedness (on the basis of the respective amounts of Senior Indebtedness held by such holders) before the Holder is entitled to receive any payment on account of principal of this Note and to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) which may be payable or deliverable in any such proceedings in respect of this Note.

(e)                                         If, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) shall be received by the Holder contrary to the provisions of this Section before all Senior Indebtedness is paid in full, or provision made for its payment in cash, such payment or distribution shall be held in trust for the benefit of, and shall (upon acceleration of the Senior Indebtedness) be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision for payment thereof in cash, to the holders of such Senior Indebtedness.

(f)                                          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by the noncompliance by the Company with the terms, provisions and covenants of this Note regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Nothing contained in this Section or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal and accrued interest of this Note in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and the creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Note of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(g)                                        Upon the payment in full of all Senior Indebtedness to the extent such payment in full resulted from the subordination provisions of this Note, the rights of the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section, and no payment pursuant to the provisions of this Section to or for the benefit of the holders of Senior Indebtedness by the Holder shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.  The provisions of this Section are solely for the purpose of defining the relative rights of the Holder on the one hand, and the holders of the Senior Indebtedness, on the other.

(h)                                        Notwithstanding the provisions of this Note, the Holder shall not be permitted to receive any payment of the outstanding principal amount of this Note as a result of the same becoming due upon the first to occur of a Payoff Event without obtaining the prior written consent of applicable holders of any Senior Indebtedness related to debts or obligations of the Company to regulated financial institutions.

(i)                                           Nothing contained in this Section shall in any way impair, delay or otherwise affect the conversion of this Note into Conversion Shares as provided in Sections 2 and 3 hereof.

12.                               MISCELLANEOUS.

(a)                                        This Note shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Michigan and any United States District Court in the State of Michigan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(b)                                        The Company waives presentment for payment, demand, notice of non- payment, notice of protest or protest of this Note, and the Holder diligence in collection or bringing suit, and hereby consents to any and all extensions of time, renewals, waivers or modifications as may be granted by the Holder with respect to payment or any other provisions of this Note.

(c)                                         Acceptance by the Holder of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the Company’s failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any default, neither the failure of the Holder promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Holder to demand strict performance of any other obligation of the Company hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Company hereunder.

(d)                                        This Note may be amended only with the written consent of the Company and a Majority-in-Interest.

(e)                                         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 43334 Seven Mile Rd, Suite 1000, Northville, Michigan 48167, Phone: (734) 277-6577; Fax: (734) 864-5765 and to the Purchasers at the address as set forth for each on EXHIBIT A attached hereto or at such other address as the Company or any Purchaser may designate by ten (10) days advance written notice to the other parties hereto..

(f)                                          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

The Company has duly executed this Note as of the date first set forth above.

GEMPHIRE THERAPEUTICS INC.

By:
Name:
Title: